EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

This Certification accompanies the Form 10-Q for the quarterly period ended March 31, 2007, of China Shen Zhou Mining & Resources, Inc.

The undersigned, Xiaojing Yu, the Chief Executive Officer, and Steven Jiao, the Chief Financial Officer, of China BAK Battery, Inc. (the “Company”), DO HEREBY CERTIFY that:

1.	The Company’s Form 10-Q for the quarterly period ended March 31, 2007 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 21st day of May 2007.

/s/ Xiaojing Yu
Xiaojing Yu
Chief Executive Officer
(Principal Executive Officer)

/s/ Steven Jiao
Steven Jiao
Chief Financial Officer
(Principal Financial Officer)